Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Inogen, Inc.

Goleta, California

We hereby consent to the use in the Prospectus, constituting a part of this Amendment No. 2 to Registration Statement file number 333-192605, of our report dated October 15, 2013, except for the reverse stock split disclosed in Note 11 which is as of November 12, 2013, relating to financial statements of Inogen, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ Macias Gini & O’Connell LLP

Los Angeles, California

January 15, 2014